UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 26, 2011

Torvec, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

New York	000-24455	16-1509512
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1999 Mt. Read Blvd, Bldg 3, Rochester, New York		14615
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	585-254-1100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

Torvec, Inc. has scheduled a special meeting of the holders of the company’s Class A Non-Voting Cumulative Convertible Preferred Shares, or Series A Shares, and Class B Non-Voting Cumulative Convertible Preferred Shares, or Series B Shares, for a special meeting to be held on September 7, 2011 beginning at 10:00 a.m. at the company’s offices. The purpose of the meeting is to consider and approve the terms of a new series of preferred shares, entitled Series C Voting Convertible Preferred Stock, or the Series C Preferred Shares, fixed by the board of directors. Notice of the meeting was sent to the holders of Series A Shares and Series B Shares on August 27, 2011.

If approved by the preferred shareholders, the new series of preferred shares would have a senior preference on the distribution of assets on liquidation, or deemed similar event, of up to $6.5 million, over the company’s outstanding common shares and preferred shares. The new preferred shares would have no senior dividend preference. The shares would be convertible into common shares and carry voting rights and other customary terms.

Torvec has been seeking additional financing to continue developing its technology for commercialization. The company has had discussions with potential investors for the private placement of a new series of preferred shares.

The company plans to complete the sale of the new Series C Preferred Shares shortly after the special meeting. The preferred shares to be sold in the private placement will not be and have not been registered under the Securities Act of 1933, as amended, or the Securities Act, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. There can be no assurance that the company will be successful in raising any needed amounts on these terms for these uses or that these amounts will be sufficient for its plans. This disclosure relating to this equity financing from private sources does not constitute an offer to sell or the solicitation of an offer to buy any of the company’s securities, and is made only as required under applicable law and related reporting requirements, and as permitted under Rule 135c under the Securities Act.

Forward-Looking Statements

The statements contained in this report that are not purely historical are forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding the anticipated completion of the private equity financing, the anticipated benefits to the company, and/or statements preceded by, followed by or that include the words "believes," "could," "expects," "anticipates," "estimates," "intends," "plans," "projects," "seeks," or similar expressions. Forward-looking statements deal with the company’s current plans, intentions, beliefs and expectations. Investors are cautioned that all forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Many of these risks and uncertainties are discussed in the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010 filed with the Securities and Exchange Commission (the "SEC"), and in any subsequent reports filed with the SEC, all of which are available at the SEC’s website at www.sec.gov. All forward-looking statements speak only as of the date of this report and the company undertakes no obligation to update such forward-looking statements.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Torvec, Inc.

September 1, 2011	By:	Robert W. Fishback

Name: Robert W. Fishback
Title: Chief Financial Officer